Exhibit 99.1

Beacon Roofing Supply Reports Third Quarter 2014 Results

•	Record third quarter sales up 5.8% to $663.4 million vs. $627.2 million in prior year

•	Third quarter diluted EPS of $0.54 vs. $0.55 in prior year

•	Record nine month sales of $1.60 billion vs. $1.56 billion in prior year

•	Nine month diluted EPS of $0.59 vs. $0.92 in prior year ($0.90 adjusted)

•	17 new greenfield openings in fiscal 2014 YTD and 24 new greenfield openings in the last twelve months

HERNDON, VA. — (BUSINESS WIRE) — August 8, 2014 — Beacon Roofing Supply, Inc. (the "Company") (NASDAQ: BECN) announced results today for its third quarter and nine months ended June 30, 2014 (“2014”) of the fiscal year ending September 30, 2014 (“Fiscal 2014”).

Paul Isabella, the Company’s President and Chief Executive Officer, stated: “We delivered a solid 5.8% growth for the quarter, even in the face of continued soft residential roofing demand. Our diversified product offering allowed us to take advantage of the strength of the current commercial roofing market. In addition, our investment in new branch openings continues to fuel our growth. Approximately half of our growth in the quarter came from new branch openings and we expect these to add even more volume in the future. Although our gross margins improved slightly from the second quarter, they still are down from the prior year and continue to be our challenge. The soft residential market, coupled with heightened competition, has driven pricing down. Our gross margins this quarter also were unfavorably impacted by our increased percentage of commercial and direct ship business that typically have lower margins. We maintained our focus on cost control and managed our operating expenses to a flat percentage of sales with the prior year, even while investing almost $5 million in our new branches. We believe we are well positioned to capitalize on the high seasonal demand this time of the year, in addition to continuing to make the right investments to support our long term growth strategy.”

Third Quarter

Total sales increased 5.8% to a third quarter record $663.4 million in 2014 from $627.2 million in 2013. On an overall consolidated basis, residential roofing product sales increased 2.7%, non-residential roofing product sales increased 9.7%, and complementary product sales increased 6.4% over the prior year. During the third quarter, the Company had no branches classified as acquired markets and as such, consolidated sales are representative of existing market sales. In addition, the third quarters of 2014 and 2013 both had the same number of business days.

Net income for the third quarter was $26.8 million, compared to net income of $27.2 million in 2013. The third quarter diluted income per share was $0.54, compared to $0.55 in 2013. This decline was due primarily to lower gross margins from reduced selling prices as a result of a soft demand environment, and a continued unfavorable shift in sales mix to lower margin direct shipment and commercial business. Although operating expenses were up in total, they were level as a percentage of sales, reflecting continued cost controls and sales base growth. In addition, the Company incurred increased operating expenses of $4.9 million this quarter related to new stores (greenfield locations not open last year) as the Company continued to expand its footprint in existing and new markets.

Nine Months

Total sales increased 2.8% to a nine month record $1.60 billion in 2014 from $1.56 billion in 2013. Existing market (organic) sales, which exclude branches acquired after the beginning of last year, increased 1.5%. The nine months of 2014 and 2013 both had the same number of business days. In existing markets, residential roofing product sales decreased 2.3%, non-residential roofing product sales increased 6.3%, and complementary product sales decreased 2.0%. While our sales results were much stronger during the third quarter of 2014, the comparison of the 2014 nine months sales to 2013 was unfavorably impacted by the severity of winter storms and prolonged colder temperatures in most of our markets during the first half of 2014.

Net income for the nine months of 2014 was $29.6 million compared to $45.2 million in 2013, a decrease of 34.4%. Diluted net income per share for the nine months of 2014 was $0.59, compared to $0.92 in 2013. Adjusted net income, after removing the impact of certain non-recurring items, was $44.2 million in 2013, with adjusted diluted net income per share of $0.90 (see included financial tables for a reconciliation of adjusted net income and adjusted earnings per share). The lower net income was due to continued lower overall gross margins which were pressured by a difficult first half of 2014 due to the adverse and extended weather conditions we experienced which has resulted in softer overall demand, compounded by an unfavorable shift in sales mix during the nine months of 2014. In addition, the Company incurred incremental operating expenses of $9.7 million for the nine months of 2014 related to new stores (greenfield locations not open last year) as the Company continued to expand its footprint in existing and new markets. The nine months of 2013 included a $2.6 million credit to interest expense ($1.5 million, net of taxes), $0.03 per share, resulting from adjustments in the fair values of certain interest rate derivatives, and a $0.9 million charge ($0.5 million, net of taxes), $0.01 per share, for termination benefits.

Cash flow from operations was a net use of $46.8 million for the nine months of 2014 compared to cash source of $49.4 million in 2013. This decrease in operating cash flows was influenced primarily by seasonal increases in our accounts receivable balances driven by the increased sales during the third quarter of 2014, as well as increased inventory levels. While cash on hand was the same at $26.4 million as of June 30, 2014 and June 30, 2013, our net working capital has improved $71.2 million since June 30, 2013, to $431.0 million as of June 30, 2014. This increase was due primarily to continued robust operating cash flow and a reduction of cash used in investing activities over the past four quarters. As of June 30, 2014, we had available borrowings under our revolving credit facilities of $242.6 million.

The Company will host a webcast and conference call today at 10:00 a.m. (EDT) to discuss these results. The live webcast of the call, along with a webcast replay after the call, can be accessed at http://ir.beaconroofingsupply.com/events.cfm (the “Events & Presentations” page of the “Investor Relations” section of the Company’s web site). There will be a slide presentation of the results available on that page of the website as well. For those unable to connect to the Internet or who may wish to ask questions, the conference call dial-in number is (719) 325-2420. To assure timely access, call participants should call in before 10:00 a.m.

Beacon Roofing Supply, Inc. is a leading distributor of roofing materials and complementary building products, with 254 branches in 40 states in the United States and six provinces in Canada as of June 30, 2014.

Forward-Looking Statements: This release contains information about management's view of the Company's future expectations, plans and prospects that constitute forward-looking statements for purposes of the safe harbor provisions under the Private Securities Litigation Reform Act of 1995. Actual results may differ materially from those indicated by such forward-looking statements as a result of various important factors, including, but not limited to, those set forth in the "Risk Factors" section of the Company's latest Form 10-K. In addition, the forward-looking statements included in this press release represent the Company's views as of the date of this press release and these views could change. However, while the Company may elect to update these forward-looking statements at some point, the Company specifically disclaims any obligation to do so, other than as required by federal securities laws. These forward-looking statements should not be relied upon as representing the Company's views as of any date subsequent to the date of this press release.

BECN-F

Beacon Roofing Supply, Inc.
Joseph Nowicki, 571-323-3940
Executive Vice President & Chief Financial Officer
JNowicki@becn.com

Source: Beacon Roofing Supply, Inc.

News Provided by Acquire Media

BEACON ROOFING SUPPLY, INC
Consolidated Statements of Operations
(unaudited; in thousands, except share and per share amounts)

	Three Months Ended June 30,				Nine Months Ended June 30,
	2014	% of Net Sales	2013	% of Net Sales	2014	% of Net Sales	2013	% of Net Sales
Net sales	$663,397	100.0%	$627,168	100.0%	$1,600,411	100.0%	$1,557,155	100.0%
Cost of products sold	512,584	77.3%	479,835	76.5%	1,235,901	77.2%	1,183,417	76.0%
Gross profit	150,813	22.7%	147,333	23.5%	364,510	22.8%	373,738	24.0%

Operating expenses	105,004	15.8%	99,380	15.8%	308,826	19.3%	291,588	18.7%

Income from operations	45,809	6.9%	47,953	7.6%	55,684	3.5%	82,150	5.3%

Interest expense, financing costs and other	2,510	0.4%	2,701	0.4%	7,707	0.5%	6,597	0.4%

Income (loss) before provision for income taxes	43,299	6.5%	45,252	7.2%	47,977	3.0%	75,553	4.9%
Provision (benefit) for income taxes	16,500	2.5%	18,094	2.9%	18,338	1.1%	30,350	1.9%

Net income (loss)	$26,799	4.0%	$27,158	4.3%	$29,639	1.9%	$45,203	2.9%

Net income (loss) per share:
Basic	$0.54		$0.56		$0.60		$0.93
Diluted	$0.54		$0.55		$0.59		$0.92

Weighted average shares used in computing net income (loss) per share:
Basic	49,315,892		48,717,686		49,185,893		48,355,285
Diluted	50,027,240		49,585,152		49,946,381		49,298,902

BEACON ROOFING SUPPLY, INC
Consolidated Balance Sheets
(in thousands)

	June 30, 2014	September 30, 2013	June 30, 2013
ASSETS	(unaudited)	(audited)	(unaudited)
Current assets:
Cash and cash equivalents	$26,405	$47,027	$26,375
Accounts receivable, net	352,554	329,673	313,698
Inventories	399,619	251,370	335,438
Prepaid expenses and other assets	72,048	62,422	82,166
Deferred income taxes	14,376	14,591	14,424
Total current assets	865,002	705,083	772,101

Property and equipment, net	81,433	67,659	64,022
Goodwill	467,916	469,203	468,388
Other assets, net	84,841	96,751	100,852

TOTAL ASSETS	$1,499,192	$1,338,696	$1,405,363

LIABILITIES AND STOCKHOLDERS' EQUITY
Current liabilities:
Accounts payable	$227,630	$182,914	$253,262
Accrued expenses	102,539	68,298	98,425
Borrowings under revolving lines of credit	88,331	47,426	45,006
Current portion of long-term obligations	15,466	15,098	15,585
Total current liabilities	433,966	313,736	412,278

Senior notes payable, net of current portion	188,437	196,875	199,688
Deferred income taxes	60,024	61,003	57,618
Long-term obligations under equipment financing and other,
net of current portion	23,153	12,726	13,930
Total liabilities	705,580	584,340	683,514

Commitments and contingencies

Stockholders' equity:
Common stock	493	488	488
Undesignated preferred stock	-	-	-
Additional paid-in capital	325,086	312,962	308,422
Retained earnings	470,921	441,282	413,876
Accumulated other comprehensive income (loss)	(2,888)	(376)	(937)
Total stockholders' equity	793,612	754,356	721,849

TOTAL LIABILITIES AND STOCKHOLDERS' EQUITY	$1,499,191	$1,338,696	$1,405,363

BEACON ROOFING SUPPLY, INC
Consolidated Statements of Cash Flows
(unaudited; in thousands)

	Nine Months Ended June 30,
	2014	2013
Operating activities:
Net income	$29,639	$45,203
Adjustments to reconcile net income to net cash (used in) provided by operating activities:
Depreciation and amortization	22,609	22,429
Stock-based compensation	5,239	6,886
Certain interest expense and other financing costs	816	(1,816)
Gain on sale of fixed assets	(660)	(729)
Deferred income taxes	793	1,441
Other	177	-
Changes in assets and liabilities, net of the effects of businesses acquired:
Accounts receivable	(23,789)	(7,485)
Inventories	(148,384)	(102,893)
Prepaid expenses and other assets	(12,697)	(10,041)
Accounts payable and accrued expenses	79,475	96,399
Net cash (used in) provided by operating activities	(46,782)	49,394

Investing activities:
Purchases of property and equipment	(26,090)	(17,933)
Acquisition of businesses	-	(64,484)
Proceeds from sales of assets	760	885
Net cash used in investing activities	(25,330)	(81,532)

Financing activities:
Borrowings under revolving lines of credit, net of repayments	40,647	3,706
Repayments under term loan	(8,437)	(8,437)
Borrowings under equipment financing facilities, net of repayments	11,450	525
Proceeds from exercises of options	6,890	17,259
Excess tax benefit from equity-based compensation	949	4,093
Net cash provided by financing activities	51,499	17,146
Effect of exchange rate changes on cash	(9)	1,162
Net decrease in cash and cash equivalents	(20,622)	(13,830)
Cash and cash equivalents at beginning of period	47,027	40,205
Cash and cash equivalents at end of period	$26,405	$26,375

BEACON ROOFING SUPPLY, INC
(unaudited; dollars in millions)

Consolidated Sales by Product Line
Three Months Ended

	June 30, 2014		June 30, 2013
	Net Sales	Mix %	Net Sales	Mix %	Change
Residential roofing products	$317.5	47.9%	$309.2	49.3%	$8.3	2.7%
Non-residential roofing products	249.4	37.6%	227.2	36.2%	22.1	9.7%
Complementary building products	96.5	14.5%	90.7	14.5%	5.8	6.4%

	$663.4	100.0%	$627.2	100.0%	$36.2	5.8%

Consolidated Sales by Product Line for Existing Markets*
Three Months Ended

	June 30, 2014		June 30, 2013
	Net Sales	Mix %	Net Sales	Mix %	Change
Residential roofing products	$317.5	47.9%	$309.2	49.3%	$8.3	2.7%
Non-residential roofing products	249.4	37.6%	227.2	36.2%	22.1	9.7%
Complementary building products	96.5	14.5%	90.7	14.5%	5.8	6.4%

	$663.4	100.0%	$627.2	100.0%	$36.2	5.8%

Existing Market Sales By Business Day**
Three Months Ended

	June 30, 2014		June 30, 2013
	Net Sales	Mix %	Net Sales	Mix %	Change
Residential roofing products	$4.961	47.9%	$4.832	49.3%	$0.130	2.7%
Non-residential roofing products	3.896	37.6%	3.551	36.2%	0.346	9.7%
Complementary building products	1.508	14.5%	1.417	14.5%	0.091	6.4%

	$10.366	100.0%	$9.800	100.0%	$0.566	5.8%

Note: Some totals above may not foot due to rounding.

*Excludes branches acquired during the four quarters prior to the start of the third quarter of Fiscal 2014.

**There were 64 business days in each of the quarters ended June 30, 2014 and 2013.

BEACON ROOFING SUPPLY, INC
(unaudited; dollars in millions)

Consolidated Sales by Product Line
Nine Months Ended

	June 30, 2014		June 30, 2013
	Net Sales	Mix %	Net Sales	Mix %	Change
Residential roofing products	$755.6	47.2%	$763.6	49.0%	$(8.0)	-1.1%
Non-residential roofing products	604.7	37.8%	563.0	36.2%	41.7	7.4%
Complementary building products	240.1	15.0%	230.5	14.8%	9.6	4.2%

	$1,600.4	100.0%	$1,557.2	100.0%	$43.3	2.8%

Consolidated Sales by Product Line for Existing Markets*
Nine Months Ended

	June 30, 2014		June 30, 2013
	Net Sales	Mix %	Net Sales	Mix %	Change
Residential roofing products	$724.5	47.9%	$741.2	49.8%	$(16.7)	-2.3%
Non-residential roofing products	574.1	38.0%	540.0	36.2%	$34.1	6.3%
Complementary building products	212.8	14.1%	208.6	14.0%	$4.3	2.0%

	$1,511.4	100.0%	$1,489.8	100.0%	$21.6	1.5%

Existing Market Sales By Business Day**
Nine Months Ended

	June 30, 2014		June 30, 2013
	Net Sales	Mix %	Net Sales	Mix %	Change
Residential roofing products	$3.833	47.9%	$3.922	49.8%	$(0.089)	-2.3%
Non-residential roofing products	3.038	38.0%	2.857	36.2%	0.180	6.3%
Complementary building products	1.126	14.1%	1.103	14.0%	0.022	2.0%

	$7.997	100.0%	$7.882	100.0%	$0.114	1.5%

Note: Some totals above may not foot due to rounding.

*Excludes branches acquired during the four quarters prior to the start of Fiscal 2014.

**There were 189 business days in each of the nine months ended June 30, 2014 and 2013.

BEACON ROOFING SUPPLY INC
Adjusted Diluted Net Income per Share ("Adjusted Earnings per Share")
(unaudited; in thousands except per share amounts)

	Three Months Ended June 30,				Nine Months Ended June 30,
	2014	EPS	2013	EPS	2014	EPS	2013	EPS
Net income & diluted earnings per share	$26,799	$0.54	$27,158	$0.55	$29,639	$0.59	$45,203	$0.92
Company adjustments, net of income taxes:
Fair value of certain interest rate derivatives and charge associated with refinancing	-	-	-	-	-	-	(1,536)	(0.03)
Termination benefits	-	-	-	-	-	-	542	0.01

Adjusted net income & diluted earnings per share	$26,799	$0.54	$27,158	$0.55	$29,639	$0.59	$44,209	$0.90

Note: Some totals above may not foot due to rounding.

The Company’s management believes that "Adjusted Earnings per Share," which excludes certain events such as the recognition of changes in the fair value of certain interest rate derivatives and termination benefits is useful to investors because it permits investors to better understand year-over-year changes in underlying operating performance.

The majority of the above termination benefits are associated with the retirement of our former CFO. While management believes Adjusted Earnings per Share (EPS) is a useful measure for investors, it is not a measurement presented in accordance with United States generally accepted accounting principles (GAAP). You should not consider Adjusted Earnings per Share in isolation or as a substitute for net loss per share or diluted earnings per share calculated in accordance with GAAP.